UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 30, 2013
(Date of earliest event reported)

Solera National Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	000-53181 (Commission File Number)	02-0774841 (IRS Employer Identification No.)
of incorporation)

319 S. Sheridan Blvd.
Lakewood, Colorado 80226

(Address of principal executive offices) (Zip Code)

(303) 209-8600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2013, the Board of Directors of Solera National Bancorp, Inc. (the “Company”) appointed John P. Carmichael as President and Chief Executive Officer of the Company and Solera National Bank (the “Bank”), a national bank and wholly-owned subsidiary of the Company. Mr. Carmichael is also a member of the Board of Directors of the Company and the Bank.

Prior to joining the Company, Mr. Carmichael, age 53, served as President and a director of Academy Bank, N.A. headquartered in Colorado Springs, Colorado. Prior to joining Academy Bank in 2012, Mr. Carmichael was a Senior Regional Banking Executive at First National Bank of Santa Fe for Colorado and New Mexico from 2010 through 2012. From 2005 through 2010, he served as Chief Executive Officer, President and Vice-Chairman of Summit Bank & Trust headquartered in Broomfield, Colorado.

In connection with his appointment, the Bank has agreed to pay Mr. Carmichael an annual salary of $215,000. He will participate in the Company’s annual incentive compensation plan and be eligible to participate in all Company benefit plans. Additionally, the Bank will pay Mr. Carmichael a $10,000 sign-on bonus to be paid in the next regularly scheduled payroll cycle.

Upon becoming President and Chief Executive Officer, Mr. Carmichael was granted a time-based restricted stock award (“Award”) for 10,000 shares of Company Common Stock, $0.01 Par Value (“Common Stock”). The Award vests over five years as follows: 2,000 shares vest on September 30, 2014 and the remaining 8,000 shares vest ratably each month thereafter beginning October 31, 2014. In addition, Mr. Carmichael was granted 30,000 non-qualified stock options of Common Stock at an exercise price equal to the market price at close of business on September 27, 2013. The stock options vest over five years as follows: 6,000 on September 30, 2014 and the remaining 24,000 vest ratably each month thereafter beginning October 31, 2014.

Upon a termination of Mr. Carmichael’s employment by the Bank after a change in control of the Bank or by Mr. Carmichael for good reason after a change in control of the Bank, Mr. Carmichael will be entitled, subject to any regulatory approval, to (i) a severance payment equal to 1.99 times his base salary in effect as of the date of termination; (ii) acceleration of any unvested portion of the Award; and (iii) acceleration of any outstanding stock options.

Mr. Carmichael has no familial relationships with any executive officer or director of the Company nor has he engaged in any substantial business transaction with the Company.

Ray L. Nash, who served as the Interim President and Chief Executive Officer of the Company and the Bank since late July 2013, resigned from these positions with the Company and the Bank, but continues to serve as a member of the Board of Directors of the Company and the Bank.

ITEM 7.01 Regulation FD Disclosure.

On September 30, 2013, the Company issued a press release announcing the appointment of Mr. Carmichael as President and Chief Executive Officer of the Company and the Bank. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

	Exhibit No.	Description

	99.1	Press Release dated September 30, 2013

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated: October 1, 2013
	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	Executive Vice President and Chief Financial Officer